Exhibit 10.19
ASSIGNMENT
     THIS Assignment is executed on January 18, 2008, and confirms the assignment made on December 22, 2003, by and between ESPRE Consulting, a sole proprietorship located at 5609 Wayfarer Drive, Plano, Texas 75093 (“Assignor”), to Espre Solutions, Inc. (“Assignee”), a Texas corporation with principal offices at 5700 West Plano Parkway, Suite 2600, Plano, Texas 75093 (“Assignee”) of all right, title and interest of Assignor in and to all of the intellectual property Assignor acquired from JOD Enterprises LLC on November 19, 2003, as more particularly described in that certain Software Purchase Agreement between Espre Consulting and JOD Enterprises LLC, which incorporated herein by this reference.

ESPRE Consulting
By:	/s/ Pete Ianace